Exhibit 99.1

News Release

Air Products and Chemicals, Inc.

1940 Air Products Boulevard, Allentown, PA 18106-5500

www.airproducts.com

Air Products’ Board of Directors Again Extends Seifi Ghasemi’s Term as Chairman, President and Chief Executive Officer

LEHIGH VALLEY, PA (May 18, 2023) – Air Products’ (NYSE:APD) Board of Directors today announced an amendment to the employment agreement with Air Products’ chairman, president and chief executive officer, Seifi Ghasemi, further extending his term.

The Company has entered into a new amended agreement that will initially extend Ghasemi’s employment term to September 30, 2028. On September 30, 2024 and each year thereafter, the contract term will automatically renew to be a five-year term unless either party terminates the agreement at the latest, four years ahead of its then expiration date.

Commenting on the Board’s action, Edward L. Monser, lead director, said, “Since becoming Air Products’ Chairman, President and Chief Executive Officer nearly nine years ago, Seifi has led the company’s transformation into the world’s most profitable industrial gases company. He is a model for creating shareholder value while building an inclusive culture where employees act with integrity, commitment and purpose. The Board’s action to extend Seifi’s employment agreement while maintaining our strong focus on his succession provides clarity and certainty for years to come and reflects our continued confidence in his ability to deliver.”

Ghasemi said, “It has been an honor and a privilege for me to work alongside the dedicated, talented and motivated team at Air Products. Working together over the past nine years, we have increased the market capitalization of Air Products from about $20 billion to more than $60 billion. Air Products has a tremendous growth strategy, underpinned by our core industrial gas business and by being the leader in the production and distribution of low- and zero-carbon hydrogen that will help to decarbonize the world. I do look forward to working with our outstanding team at Air Products to innovate, continue to serve our customers and create additional shareholder value for many years to come.”

About Air Products Air Products (NYSE:APD) is a world-leading industrial gases company in operation for over 80 years focused on serving energy, environmental, and emerging markets. The Company has two growth pillars driven by sustainability. Air Products’ base business provides essential industrial gases, related equipment and applications expertise to customers in dozens of industries, including refining, chemicals, metals, electronics, manufacturing, and food. The Company also develops, engineers, builds, owns and operates some of the world’s largest industrial gas and carbon-capture projects, supplying world-scale clean hydrogen for global transportation, industrial markets, and the broader energy transition. Additionally, Air Products is the world leader in the supply of liquefied natural gas process technology and equipment, and globally provides turbomachinery, membrane systems and cryogenic containers.

The Company had fiscal 2022 sales of $12.7 billion from operations in over 50 countries and has a current market capitalization of over $60 billion. More than 21,000 passionate, talented and committed employees from diverse backgrounds are driven by Air Products’ higher purpose to create innovative solutions that benefit the environment, enhance sustainability and reimagine what’s possible to address the challenges facing customers, communities, and the world. For more information, visit www.airproducts.com or follow us on LinkedIn, Twitter, Facebook or Instagram.

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Air Products Cautionary Note Regarding Forward-Looking Statements: This release contains “forward-looking statements” within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s expectations and assumptions as of the date of this release and are not guarantees of future performance. While forward-looking statements are made in good faith and based on assumptions, expectations and projections that management believes are reasonable based on currently available information, actual performance and financial results may differ materially from projections and estimates expressed in the forward-looking statements because of many factors, including the risk factors described in our Annual Report on Form 10-K for the fiscal year ended September 30, 2022 and other factors disclosed in our filings with the Securities and Exchange Commission. Except as required by law, we disclaim any obligation or undertaking to update or revise any forward-looking statements contained herein to reflect any change in the assumptions, beliefs or expectations or any change in events, conditions or circumstances upon which any such forward-looking statements are based.

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Media Inquiries:

Katie McDonald, tel: (610-481-3673); email: mcdonace@airproducts.com.

Investor Inquiries:

Sidd Manjeshwar, tel: (610) 481-1872; email: manjessj@airproducts.com.

Mun Shieh, tel: (610) 481-2951; email: shiehmh@airproducts.com.